Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

HD Supply, Inc.

(Exact name of obligor as specified in its charter)

See Table of Additional Registrants

Delaware	75-2007383
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Table of Additional Registrants

Exact Name of Registrant as Specified in its Charter		State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Brafasco Holdings II, Inc.	Subsidiary Guarantor	Delaware	54-2167751

Brafasco Holdings, Inc.	Subsidiary Guarantor	Delaware	36-4392444

Exact Name of Registrant as Specified in its Charter		State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Creative Touch Interiors, Inc.	Subsidiary Guarantor	Maryland	52-1009987

HD Builder Solutions Group, LLC	Subsidiary Guarantor	Delaware	02-0647515

HD Supply Construction Supply Group, Inc.	Subsidiary Guarantor	Delaware	84-1380403

HD Supply Construction Supply, Ltd.	Subsidiary Guarantor	Florida	26-0100647

HD Supply Distribution Services, LLC	Subsidiary Guarantor	Delaware	20-2860740

HD Supply Facilities Maintenance Group, Inc.	Subsidiary Guarantor	Delaware	14-1900568

HD Supply Facilities Maintenance, Ltd.	Subsidiary Guarantor	Florida	52-2418852

HD Supply GP & Management, Inc.	Subsidiary Guarantor	Delaware	51-0374238

HD Supply Holdings, LLC	Subsidiary Guarantor	Florida	42-1651863

HD Supply Management, Inc.	Subsidiary Guarantor	Florida	43-2080574

HD Supply Repair & Remodel, LLC	Subsidiary Guarantor	Delaware	20-2749043

HD Supply Support Services, Inc.	Subsidiary Guarantor	Delaware	59-3758965

HD Supply Power Solutions, Inc.	Subsidiary Guarantor	Delaware	52-2048968

HD Supply Power Solutions, Ltd.	Subsidiary Guarantor	Florida	26-0100651

HD Supply Waterworks Group, Inc.	Subsidiary Guarantor	Delaware	05-0532711

HD Supply Waterworks, Ltd.	Subsidiary Guarantor	Florida	05-0550887

HDS IP Holding, LLC	Subsidiary Guarantor	Nevada	61-1540596

HDS Power Solutions, Inc.	Subsidiary Guarantor	Michigan	38-1992495

HSI IP, Inc.	Subsidiary Guarantor	Delaware	66-0620064

LBM Holdings, LLC	Subsidiary Guarantor	Delaware	59-0999516

ProValue, LLC	Subsidiary Guarantor	Delaware	55-0872477

White Cap Construction Supply, Inc.	Subsidiary Guarantor	Delaware	95-3043400

3100 Cumberland Boulevard, Suite 1480 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

7.50% Senior Notes due 2020

(Title of the indenture securities)

Item 1.         General Information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)                                 Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.         Affiliations with Obligor.  If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.                                                      Not applicable.

Item 16.  List of Exhibits.                                                       List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.                                            A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.                                            A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.                                            A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.                                            Copy of By-laws of the trustee as now in effect.***

Exhibit 5.                                            Not applicable.

Exhibit 6.                                            The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.                                            A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                                            Not applicable.

Exhibit 9.                                            Not applicable.

*    Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**  Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.

*** Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

 SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 24th day of September, 2013.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

September 24, 2013

Securities and Exchange Commission

Washington, D.C.  20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2013, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,427
Interest-bearing balances		119,728
Securities:
Held-to-maturity securities		0
Available-for-sale securities		217,652
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		85
Securities purchased under agreements to resell		24,809
Loans and lease financing receivables:
Loans and leases held for sale		23,419
Loans and leases, net of unearned income	754,323
LESS: Allowance for loan and lease losses	13,809
Loans and leases, net of unearned income and allowance		740,514
Trading Assets		32,173
Premises and fixed assets (including capitalized leases)		7,595
Other real estate owned		3,068
Investments in unconsolidated subsidiaries and associated companies		595
Direct and indirect investments in real estate ventures		9
Intangible assets
Goodwill		21,549
Other intangible assets		21,842
Other assets		54,073

Total assets		$1,284,538

LIABILITIES
Deposits:
In domestic offices		$924,162
Noninterest-bearing	247,984
Interest-bearing	676,178
In foreign offices, Edge and Agreement subsidiaries, and IBFs		87,482
Noninterest-bearing	614
Interest-bearing	86,868
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		13,062
Securities sold under agreements to repurchase		14,800

Dollar Amounts
In Millions

Trading liabilities	17,166
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	35,971
Subordinated notes and debentures	19,943
Other liabilities	33,096

Total liabilities	$1,145,682

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	102,952
Retained earnings	31,046
Accumulated other comprehensive income	3,291
Other equity capital components	0

Total bank equity capital	137,808
Noncontrolling (minority) interests in consolidated subsidiaries	1,048

Total equity capital	138,856

Total liabilities, and equity capital	$1,284,538

I, Timothy J. Sloan, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Timothy J. Sloan

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael Loughlin	Directors
John Stumpf
Avid Modjtabai